                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
    ----------------------------------------------------------------------------
                        ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                  (Name of Registrant as Specified in Its Charter)
    ----------------------------------------------------------------------------
    Payment of Filing Fee (Check the appropriate box):
    /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)  Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------
         5)  Total fee paid:
    ----------------------------------------------------------------------------
    / /  Fee paid previously with preliminary materials.
    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
    ----------------------------------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:
    ----------------------------------------------------------------------------
         3)  Filing Party:
    ----------------------------------------------------------------------------
         4)  Date Filed:
    ----------------------------------------------------------------------------

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 27, 1995

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arrhythmia Research Technology, Inc. will be held on Monday, November 27, 1995, at 2:30 p.m. local time at the Hotel Inter-Continental, 111 East 48th Street, New York, New York for the following purposes:

    1. To elect two Directors to serve for the ensuing three years or until their successors are duly elected and qualified;

    2. To approve the adoption of the 1995 Key Employee Stock Option Plan, pursuant to which unqualified stock options covering 29,000 shares of the Common Stock of the Company would be granted to certain key employees of the Company;

    3. To ratify the appointment of Coopers & Lybrand, L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1995; and

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    All Stockholders are encouraged to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any Stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

    The close of business on October 27, 1995 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Nancy C. Garbade
                                          SECRETARY

October 25, 1995

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                        5910 COURTYARD DRIVE, SUITE 300
                              AUSTIN, TEXAS 78731

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 27, 1995

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited by the Board of Directors on behalf of Arrhythmia Research Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on November 27, 1995, at 2:30 p.m. at the Hotel Inter-Continental, 111 East 48th Street, New York, New York, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. When such Proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon, or if no direction is indicated, they will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting. Abstentions are counted as shares present in the determination of whether the shares represented at the meeting constitute a quorum, and are counted as votes against proposals to be acted on by the Stockholders. Broker non-votes, however, will not be considered as present at the meeting in determining the presence of a quorum and are not counted for or against proposals to be acted on by the Stockholders. An automated system administered by Continental Stock Transfer & Trust Company, the Company's transfer agent, is used to tabulate the votes.

    This Proxy Statement and the enclosed Proxy are being sent to Stockholders beginning on October 30, 1995. The Company will also supply brokers or other persons holding stock in their names or in the names of their nominees with such number of Proxies and proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses incurred in connection therewith. In addition to solicitation by mail, certain Directors, officers, and regular employees of the Company may solicit proxies by facsimile transmission, telephone, and personal interview.

    The cost of the solicitation of proxies for the 1995 Annual Meeting will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. The costs of the solicitation, preparation, and mailing of Proxies are expected to be less than $10,000.

RIGHT TO REVOKE PROXY

    Any Stockholder giving the Proxy enclosed with this Proxy Statement has the power to revoke such Proxy at any time prior to the exercise thereof by filing with the Company a written revocation thereof at or prior to the 1995 Annual Meeting, by executing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person the shares of stock such Stockholder is entitled to vote. Unless the persons named in the Proxy are prevented by circumstances beyond their control from acting, the Proxy will be voted at the 1995 Annual Meeting and at any adjournment thereof in the manner specified therein, but unless otherwise indicated, such Proxy will be voted:

        (1) FOR the election of the two nominees listed under "Election of Directors" as Directors of the Company;

        (2) FOR the approval of adoption of the 1995 Key Employee Stock Option Plan, pursuant to which unqualified stock options covering 29,000 shares of the Company's Common Stock would be granted to certain key employees of the Company;

        (3) FOR the ratification of the appointment of Coopers & Lybrand, L.L.P. as independent auditors for the Company; and

        (4) At the discretion of the Proxy holders on any other matter that may properly come before the 1995 Annual Meeting or any adjournment thereof.

VOTING SECURITIES

    At the close of business on October 27, 1995, which is the record date for the determination of Stockholders of the Company entitled to receive notice of and vote at the 1995 Annual Meeting or any adjournment thereof, the Company had outstanding 3,581,077 shares of Common Stock, $.01 par value per share (the "Common Stock"), exclusive of 98,139 treasury shares which will not be considered present or entitled to vote. Each share of Common Stock is entitled to one vote.

    The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1995 Annual meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

    The Company's By-Laws provide that the number of Directors, as determined from time to time by the Board of Directors, shall not be less than one nor more than nine. The Board of Directors has fixed the number at eight. The By-Laws further provide that Directors shall be divided into three classes (Class I, Class II, and Class III) serving staggered three-year terms, with each to be as nearly equal as possible.

    The Board of Directors has nominated E. P. Marinos and Julius Tabin for election as Class II Directors for a three-year term expiring at the 1998 annual meeting and until their successors are duly elected and qualified. Mr. Marinos and Dr. Tabin are presently Directors of the Company whose terms expire at the Annual Meeting.

    The Board of Directors has inquired of each nominee and has ascertained that each will serve, if elected. In the event that either of these nominees should become unavailable for election (which is unexpected), the Board of Directors may designate substitute nominees, in which event the shares represented by the Proxy will be voted for such substitute nominees unless an instruction to the contrary is indicated on the Proxy. In lieu thereof, the Board of Directors may reduce the number of Directors in accordance with the By-Laws of the Company.

    The affirmative vote of the holders of a majority of the shares of Common Stock present (whether in person or by proxy) and entitled to vote is required for the election of Mr. Marinos and Dr. Tabin. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. MARINOS AND DR. TABIN AS CLASS II DIRECTORS OF THE COMPANY.

INFORMATION ABOUT NOMINEES AND DIRECTORS

    Biographical information for each person nominated and for each person whose term of office as a Director will continue after the 1995 Annual Meeting is set forth below.

NOMINEES

                                                PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,               DIRECTOR
NAME AND AGE                                        PAST FIVE YEARS AND DIRECTORSHIPS                      SINCE
----------------------------------  ------------------------------------------------------------------  -----------
CLASS II (TERM EXPIRES 1998)
E. P. Marinos                       President and Chief Executive Officer of the Company since March          1994
AGE 53                              1995. Mr. Marinos was appointed interim Vice President, Chief
                                    Financial Officer and Chief Operating Officer in June 1994. He was
                                    President and Chief Executive Officer of AMT/EMP Associates, a
                                    consulting company providing services in the areas of strategic planning, mergers and acquisitions, and organizational
                                    restructuring from March 1991 until March 1995. From June 1988 until March 1991, he served as Senior Vice President of Finance and Administration of Endevco, Inc., an integrated natural gas gathering, transmission and marketing pipeline company. Mr.
                                    Marinos was also Executive Vice President of Finance and
                                    Administration of Intermedics, Inc., a medical device company.
Julius Tabin                        Since 1949, Dr. Tabin has been a partner in the law firm of Fitch,        1982
AGE 75                              Even, Tabin & Flannery.

CLASS III (TERM EXPIRES 1997)
Lawrence S. Black                   Mr. Black is the Chairman and founder of Black & Co., investment          1994
AGE 66                              bankers. He is also a director of International Yogurt Company and
                                    Mt. Bachelor Corp.
Michael A. McManus, Jr.             Mr. McManus has been President and Chief Executive Officer of New         1994
AGE 52                              York Bancorp, Inc. since 1991 and a member of its Board of
                                    Directors since 1990. He was elected Vice Chairman of the Board of
                                    Directors of New York Bancorp, Inc. in 1991. Prior to becoming associated with New York Bancorp, Inc., Mr. McManus was President of Galwag Investment Group from July 1990 until October 1991. From
                                    December 1990 until October 1991, he was President of Jamcor
                                    Pharmaceutical and from July 1986 until July 1990, he was Vice
                                    President of Business Planning and Development, Consumer Division
                                    of Pfizer, Inc.
Paul F. Walter, M.D.                Dr. Walter is an electrophysiologist and Professor of Medicine at         1982
AGE 57                              Emory University.

                                                PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,               DIRECTOR
NAME AND AGE                                        PAST FIVE YEARS AND DIRECTORSHIPS                      SINCE
----------------------------------  ------------------------------------------------------------------  -----------
CLASS I (TERM EXPIRES 1996)
Anthony A. Cetrone                  Mr. Cetrone has been President and Chief Executive Officer of             1992
AGE 66                              Micron Products Inc., a wholly owned subsidiary of the Company, since June 1990. Mr. Cetrone was President and Chief Executive
                                    Officer of the Company from January 1993 until March 1995. He served as President of Micron Medical Products Inc., a
                                    manufacturer of silver/silver chloride coated sensors, from 1988 until December 1993, when Micron Medical Products Inc. was merged with and into Micron Products Inc. From October 1991 to December
                                    1993, Mr. Cetrone served as Chairman of the Board of Micron
                                    Medical Products Inc. From October 1991 to the March 1995, Mr.
                                    Cetrone served as Chairman of the Board of Micron Products Inc.
                                    Micron Products Inc. filed a bankruptcy petition in November 1991.
                                    Prior to joining Micron Medical Products Inc., he was President of
                                    Dartco Manufacturing Inc.
Russell C. Chambers, M.D.           Dr. Chambers served as the Company's Chairman of the Board until          1982
AGE 52                              August 1990. For more than the past five years, Dr. Chambers has been primarily engaged in the management of his personal
                                    investments.
Robert A. Simms                     Mr. Simms was elected Chairman of the Board of the Company in             1990
AGE 57                              January 1993. He has been Chairman of Simms Capital Management,
                                    Ltd., an investment advisor, since 1984.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The business of the Company is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. During the fiscal year ended December 31, 1994, the Board of Directors held 13 meetings and took action by Written Consent on 3 occasions. Various committees of the Board met a total of three times. Average attendance by incumbent directors at Board and committee meetings was 92% and all of them attended 83% or more of the meetings of the Board and the committees on which they served.

    AUDIT COMMITTEE. The Audit Committee is composed of one non-employee Director, Michael A. McManus, Jr. Among its functions, it reviews the scope and effectiveness of audits of the Company by the independent public accountants; selects and recommends to the Board of Directors the employment of independent public accountants for the Company, subject to approval of the Stockholders; reviews the audit plan of the independent public accountants; reviews and approves the fees charged by the independent public accountants; reviews the Company's annual financial statements before their release; reviews the adequacy of the Company's system of internal controls and recommendations of the independent public accountants with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; and monitors compliance by employees of the Company with the Company's standards of business conduct policies. The committee met one time in the 1994 fiscal year.

    COMPENSATION COMMITTEE. The two members of the Compensation Committee, Russell C. Chambers and Lawrence S. Black, are non-employee Directors and are ineligible to participate in any of the plans or programs which are administered by the committee. The principal functions of the Compensation Committee are to evaluate the performance of the Company's senior executives, to consider the design and competitiveness of the Company's compensation plans, to review and approve senior executive compensation and to administer the Company's Employee Incentive Stock Option Plan. The committee met two times during the 1994 fiscal year.

    The Board has no standing Executive or Nominating Committees.

DIRECTORS' COMPENSATION

    Neither employee Directors nor non-employee Directors receive cash compensation for serving on the Board of Directors. Messrs. Chambers, Simms,
Tabin and Walter each received options to purchase 24,000 shares of the Company's Common Stock in March 1991. Such options vested at the rate of 1,000 per month for so long as the optionee remained a Director and have an exercise price of $4 per share (the market price of the Company's Common Stock on the date the options were authorized). All such options are currently vested. The options issued to the named Directors terminate in March 1996.

    Mr. Cetrone received options to purchase 24,000 shares of the Company's Common Stock in March 1993. Such options vest at the rate of 1,000 shares per month for so long as the optionee remains a Director and have an exercise price of $4 per share ($1.75 below the market price of the Company's Common Stock on the date the options were authorized.) All options are currently vested. The options issued to Mr. Cetrone terminate in 1998.

    In October 1994, the Stockholders approved the grant of options to purchase 18,000 shares of the Company's Common Stock to each Director. Such options became exercisable upon approval and were granted for a term of ten years. The purchase price of each share of Common Stock covered by an option is equal to the fair market value of a share of Common Stock on the date the option was granted. In the event the fair market value of the Common Stock reaches $6.00 per share, then the option price for one share shall be the fair market value of the Common Stock on the date the option is granted, less the difference between the average closing price of the Common Stock for the 20 trading days immediately preceding the date on which the Director gives notice of his intention to exercise an option and $6.00 per share. Notwithstanding the foregoing, the exercise price may never be less than $1 per share nor greater than the fair market value on the date of grant.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth all persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Stock of the Company as of October 1, 1995:

                                                                                      BENEFICIAL OWNERSHIP
                                                                                     ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  NUMBER      PERCENT
-----------------------------------------------------------------------------------  ---------  -----------
R.C. Chambers Irrevocable Trust (1)................................................    262,000        7.12
  1807 Lake Street
  Lake Charles, Louisiana 70601

------------------------
(1) The beneficiary of the trust is Dr. Chambers' son. Dr. Chambers disclaims any beneficial ownership of the Common Stock held by the trust.

    The following table sets forth beneficial ownership of Common Stock as of a recent date for each Director of the Company, each executive officer named in the Summary Compensation Table under

"EXECUTIVE COMPENSATION" herein and all directors and executive officers as a group. Unless otherwise stated and subject to applicable community property laws, each beneficial owner has sole voting and investment powers with respect to the shares shown.

                                                                                           BENEFICIAL
                                                                                        OWNERSHIP (1)(2)
                                                                                     ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  NUMBER      PERCENT
-----------------------------------------------------------------------------------  ---------  -----------
Lawrence S. Black (5)..............................................................     37,500         .94
Anthony A. Cetrone (4)(5)..........................................................    103,561        2.59
Russell C. Chambers, M.D. (3)(5)...................................................     81,450        2.04
E.P. Marinos (5)...................................................................     18,000         .45
Michael A. McManus, Jr. (5)........................................................     18,000         .49
Robert A. Simms (5)................................................................    192,000        4.80
Julius Tabin, Ph.D. (5)............................................................     62,375        1.56
Paul F. Walter, M.D. (5)...........................................................     93,375        2.34
All officers and directors as a group (10 persons) (5).............................    627,261       15.69

------------------------
(1) Unless otherwise noted, each person has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(3) Includes 7,500 shares over which Dr. Chambers has voting power pursuant to an agreement, 12,500 shares held as custodian for his son and 2,500 shares held as custodian for a niece.

(4) Includes 50,761 shares held by the Micron Employee Stock Ownership Plan over which Mr. Cetrone share voting power as Trustee.

(5) Includes shares which may be acquired upon the exercise of outstanding options within the next sixty days as follows: 18,000, 52,800, 42,000, 18,000, 18,000, 67,000, 42,000, 42,000, and 318,300 shares of Common Stock for Messrs. Black, Cetrone, Chambers, Marinos, McManus, Tabin, and Walter and the directors and officers as a group, respectively.

                               EXECUTIVE OFFICERS

    The following list sets forth the names, ages and offices of the executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.

NAME                                                                POSITION                          AGE
-----------------------------------------------  -----------------------------------------------     -----
Robert A. Simms................................  Chairman of the Board of Directors                       57
E. P. Marinos..................................  President and Chief Executive Officer                    53
Eric Chan, Ph.D................................  Vice President, Engineering                              37
Nancy C. Garbade...............................  Secretary and General Counsel                            48

    MR. SIMMS was elected Chairman of the Board of Directors in January 1993. He has been a Director of the Company since 1990. Mr. Simms has been Chairman of Simms Capital Management, Ltd., an investment advisor, since 1984.

    MR. MARINOS was appointed interim Vice President, Chief Operating Officer and Chief Financial Officer of the Company in June 1994. Mr. Marinos became President and Chief Executive Officer of the Company in March 1995. Mr. Marinos was President and Chief Executive Officer of AMT/EMP Associates, a consulting company providing services in the areas of strategic and financial planning, mergers and acquisitions, and organizational restructuring from March 1991 until March 1995. From June 1988 until March 1991, he served as Senior Vice President of Finance and Administration of

Endevco, Inc., an integrated natural gas gathering, transmission and marketing pipeline company. Mr. Marinos was also Executive Vice President of Finance and Administration of Intermedics, Inc., a medical device company.

    DR. CHAN has been Vice President of Engineering since May 1992. Prior to joining the Company, Dr. Chan was a Ph.D. candidate at the University of Texas at Austin.

    MS. GARBADE has been Secretary of the Company since 1988 and General Counsel since 1990. From 1984 to 1988, Ms. Garbade was General Counsel for CarboMedics, Inc., a manufacturer of components for mechanical prosthetic heart valves.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The aggregate of all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer, its Chief Financial Officer and Chief Operating Officer (the "Named Executive Officers") for services during the three fiscal years ended December 31, 1994 by the Company and its subsidiaries is shown in the following table:

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                         ----------------------
                                                                                          AWARDS      PAYOUTS
                                                   ANNUAL COMPENSATION                   ---------  -----------
                                   ----------------------------------------------------    STOCK     LONG-TERM
                                                                       OTHER ANNUAL       OPTIONS    INCENTIVE      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS    COMPENSATION ($)(1)  (SH) (2)     PAYOUTS     COMPENSATION
---------------------------------  ---------  ---------  ---------  -------------------  ---------  -----------  ---------------
E.P. Marinos, President and Chief
 Executive
 Officer (3).....................       1994  $  38,215  $  --          $   --              18,000   $  --          $  --
Anthony A. Cetrone, President
 Micron Products, Inc. (4).......       1994  $  98,000  $  22,075      $    21,000         18,000   $  --          $     628(6)
Anthony A. Cetrone, President and
 Chief Executive Officer (4).....       1993  $  98,000  $   5,000      $    15,750         51,000   $  --          $     699(6)
David Jenkins, Chairman and Chief
 Executive Officer (5)...........       1992  $  98,000  $     500      $   --              --       $  --          $  --

------------------------
(1) At the date of the grant of the stock options, the market price was $5.75. The options vest at 1,000 shares per month to an aggregate of 24,000 per director. The difference between the grant price, $4.00 per share and the foregoing market price is compensation and is being amortized over the vesting period.

(2) Options for the purchase of 18,000 shares at $3.00 per share were granted to all current directors of the Company, at the Annual Meeting of Shareholders on October 25, 1994. The options were immediately exercisable on the date of grant. In the event the value of the Common Stock reaches $6.00 per share, then the exercise price of one share of the Common Stock shall be the fair market value of the Common Stock on the date the Option is granted less the difference between the average closing price of the Common Stock for the twenty trading days immediately preceding the date on which the Optionee gives notice of his intention to exercise an option and $6.00 per share. There is a floor of $1.00 per share.

(3) Mr. Marinos became Chief Financial Officer on an interim, part-time basis in June, 1994. Mr. Marinos became President and Chief Executive Officer and joined the Company on a full-time basis in March 1995.

(4) Mr. Cetrone, who is President of the Company's wholly-owned subsidiary, Micron Products Inc., served as President and Chief Executive Officer of the Company from January 1993 to March 1995.

(5) Mr. Jenkins relinquished his position as President and Chief Executive Officer in January, 1993.

(6) Represents an automobile allowance.

OPTION GRANTS TABLE

    The options granted or awarded in 1994 to the Named Executive Officers are shown in the following table (no stock appreciation rights were granted in 1994):

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                 ---------------------------------------------------------------     VALUE AT ASSUMED
                                               % OF TOTAL                                         ANNUAL RATES OF STOCK
                                                 OPTIONS                                          PRICE APPRECIATION FOR
                                               GRANTED TO                                              OPTION TERM
                                  OPTIONS     EMPLOYEES IN      EXERCISE                          ----------------------
NAME                              GRANTED         1994            PRICE       EXPIRATION DATE        5%          10%
-------------------------------  ---------  -----------------  -----------  --------------------  ---------  -----------
E.P. Marinos...................     18,000(1)           50%     $    3.00       October 24, 2004  $  33,960  $   118,099
Anthony A. Cetrone.............     18,000(1)           50%     $    3.00   October 24, 2004....  $  33,960  $   118,099

------------------------
(1) Options for the purchase of 18,000 shares at $3.00 per share (the then current market price) were granted to all current directors of the Company, at the Annual Meeting of Shareholders on October 25, 1994. The options were immediately exercisable on the date of grant. In the event the value of the Common Stock reaches $6.00 per share, then the exercise price of one share of the Common Stock shall be the fair market value of the Common Stock on the date the Option is granted less the difference between the average closing price of the Common Stock for the twenty trading days immediately preceding the date on which the Optionee gives notice of his intention to exercise an option and $6.00 per share. There is a floor of $1.00 per share.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTIONS VALUES TABLE

    The realized value of aggregated option exercises during 1994 and the value of unexercised in-the-money options at December 31, 1994 held by the Named Executive Officers are shown in the following table:

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                   VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED              IN-THE-MONEY
                                                VALUE REALIZED             OPTIONS               OPTIONS AT DECEMBER 31,
                                  SHARES       (MARKET PRICE AT   HELD AT DECEMBER 31, 1994              1994 (1)
                                 ACQUIRED        EXERCISE LESS    --------------------------  ------------------------------
NAME                            ON EXERCISE     EXERCISE PRICE)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------------  ---------------  -----------------  -----------  -------------  -------------  ---------------
E.P. Marinos................        --             $  --              18,000        --          $     -0-       $  --
Anthony A. Cetrone..........        --             $  --              44,400        24,600      $     -0-       $     -0-

------------------------
(1) Calculated on the basis of the closing sale price per share for the Common Stock on the American Stock Exchange of $2.50 on December 31, 1994.

    Mr. David Jenkins, previous President and Chairman of the Board of Directors, submitted his resignation effective on January 25, 1993. He exercised options for 7,500 shares at $2.00 per share, in January 1993, and relinquished the balance of his options, except for 22,000 options in which he is fully vested that were granted him as a director of the Company. In March, 1994, Mr. Jenkins exercised options for 5,000 shares at $4.00 per share. In August and September, 1995, Mr. Jenkins exercised the balance of his options for 17,000 shares at $4.00 per share.

                      REPORT OF THE COMPENSATION COMMITTEE

    The following report of the Compensation Committee (the "Committee"), as well as the Performance Graph set forth herein, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission (the "SEC") and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

    The Compensation Committee is responsible for establishing and reviewing the Company's executive compensation policies, advising the full Board of Directors on all compensation matters and administering the Company's stock option plans. The Committee is comprised exclusively of outside Directors (see page 4). All decisions of the Committee relating to compensation of the President and Chief Executive Officer are reviewed and approved by the other non-employee Directors.

COMPENSATION POLICY

    The Company's executive compensation policies are designed to foster the Company's business goals of achieving profitable growth and premium returns to Stockholders. The principal objectives of these policies are as follows: (1) to attract, motivate and retain executives of outstanding ability and character;
(2) to provide rewards that are closely related to the performance of the Company and the individual executive by placing a portion of compensation at risk; and (3) to align the interests of executives and Stockholders through long-term, equity-based incentives and programs to encourage and reward stock ownership. The Committee utilizes the services of an independent executive compensation consultant in developing and evaluating compensation plans in order to achieve the foregoing objectives.

    This report discusses the manner in which base salaries, short-term incentive compensation and long-term, equity-based incentives for the Company's President and Chief Executive Officer and other executive officers were determined for the 1994 fiscal year.

EXECUTIVE COMPENSATION

    The key components of executive compensation are base salary, short-term incentive compensation and long-term, equity-based incentives. Base salary levels are generally targeted to be competitive with the average salaries paid at other companies of similar size and complexity both within and outside the medical device distribution and manufacturing industries. The Committee works with an independent executive compensation consultant to analyze competitive compensation levels at comparable companies.

    BASE SALARY

    Salary level targets are established so that the Company can attract and retain the most qualified employees. The Compensation Committee approves the individual salaries of executive officers. In determining an executive officer's salary, the Compensation Committee considers, but does not assign specific weights to, the following factors: internal factors involving the executive's level of responsibility, experience, individual performance, and equity issues relating to pay for other Company executives, as well as external factors involving competitive positioning, overall corporate performance, and general economic conditions. No specific formula is applied to determine the weight of each factor.

    INCENTIVE COMPENSATION PROGRAM

    The Company maintains an incentive compensation program for substantially all officers and executives designed to reward such individuals for their contributions to corporate and individual objectives. In the past, the programs have provided additional compensation based on performance
and  profits  of  those  operations  for  which  the  various  executives   have
responsibility. During fiscal 1994, no amounts were paid to the Company's officers or executives under the plans due to cash constraints.

    LONG-TERM INCENTIVE COMPENSATION

    The Company also grants stock options and other equity incentives under the 1987 Employee Stock Option Plan in order to link compensation to the Company's long-term growth and performance and to increases in Stockholder value. Under the 1987 Employee Incentive Stock Option Plan, the Committee may grant stock options to eligible employees of the Company and its subsidiaries. The Committee has broad discretion to establish the terms of such grants. It typically grants awards on an annual basis and may also grant awards to designated employees upon commencement of employment or following a significant change in an employee's responsibility or title. Awards are based on guidelines relating to the employee's position in the Company which are set by the Committee, as well as the employee's current performance and anticipated future contributions. The Committee also considers the amount and terms of stock options previously granted to each of the employees. Each member of the Committee individually evaluates these factors with respect to each executive and then the Committee reaches a consensus on the appropriate award. Due to the restructuring of management during fiscal year 1994 and further due to the fact that Mr. Marinos was performing services on an interim basis for a significant portion of the year, no stock options were recommended or granted during the last fiscal year.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Anthony Cetrone, who served as the President and Chief Executive Officer of the Company from January 1993 until March 1995, did not receive a salary from the Company during 1994. Mr. Cetrone is also the President and Chief Executive Officer of Micron Products Inc. ("Micron"), the Company's wholly-owned subsidiary, and receives a salary of $98,000 per annum in accordance with the terms of an Employment Contract between Mr. Cetrone and Micron. Also in accordance with the terms of his Employment Contract, Mr. Cetron received $22,075 in performance-related bonus compensation from Micron during 1994 based on 1993 earnings. Additionally, in his capacity of a Director of the Company, he was granted options to purchase 18,000 shares of the Company's Common Stock. The decision to refrain from compensating Mr. Cetrone for his services on behalf of the Company was based on instability of the industry markets, the uncertainty of the economic environment, and the ongoing restructuring and cost reduction efforts within the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).

    Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the Stockholders of the Company. The Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Committee does not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 1995.

    This report on executive compensation is made by and on behalf of the Company's Compensation Committee.

                                          Russell C. Chambers, M.D.
                                          Lawrence S. Black

                            STOCK PERFORMANCE GRAPH

    The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for a 54-month period (from June 1990 to December 31, 1994), with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") (which does not include the Company), the Standard & Poor's Medical Products and Supplies Stock Index (which includes the Company)("S&P Med"), and Fidelity Medical Inc. ("Fidelity"), the only other publicly traded company in the medical device distribution and manufacturing business whose product line is comparable with that of the Company. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested in June 1990 in the Company's Common Stock, S&P 500, S&P Med and Fidelity.

                COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*

    AMONG ARRHYTHMIA RESEARCH TECHNOLOGY, INC., FIDELITY MEDICAL INC., THE S & P 500 INDEX AND THE S & P MEDICAL PRODUCTS & SUPPLIES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               ARRHYTHMIA RESEARCH          FIDELITY                    S&P MEDICAL PRODUCTS
                      TECHNOLOGY, INC.      MEDICAL INC.    S&P 500                   & SUPPLIES
Jun-90                             100                                                       100                   100        100
Dec-90                             138                                                        37                    93        116
Dec-91                             244                                                       173                   122        189
Dec-92                             356                                                        35                   131        162
Dec-93                             413                                                        13                   144        123
Dec-94                             125                                                         4                   146        146

* $100 INVESTED ON 06/08/90 IN STOCK OR
 ON 05/31/90 IN INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                              CERTAIN TRANSACTIONS

    Each transaction between the Company and its officers, Directors or their affiliates have been approved by a majority of the Directors who had no interest in and who were not employed by the Company at the time of such transaction. The Company believes that all transactions entered into with affiliates of the Company were on terms no less favorable than could have been obtained from unaffiliated third parties.

    In May 1983, the Company entered into an agreement with Cardiodigital Industries, Inc. ("CDI") pursuant to which the Company granted an exclusive license to CDI to utilize the technology covered by the Simson Patent in connection with the research and development of signal-averaging devices. In consideration of the license, CDI provided $175,000 in financing and granted the Company the option to acquire any technology developed by CDI on an exclusive basis in consideration of either a lump-sum payment of $1,250,000 or a royalty of $150 per cardiac signal-averaging device sold by the Company, up to a maximum of $1,250,000. The Company elected to pay to CDI a royalty of $150 per device sold. Julius Tabin, a Director of the Company, is a shareholder of CDI. Royalty fees for the fiscal year ended December 31, 1994 were $10,950.

    Dr. Tabin, a Director of the Company, is a Partner of Fitch, Even, Tabin & Flannery, a law firm that represents the Company with respect to patent and other intellectual property law matters. Fees for legal services rendered by Fitch, Even, Tabin & Flannery were approximately $49,000 in 1994. Fitch, Even, Tabin & Flannery received customary compensation in connection with its services to the Company.

    During fiscal year 1994, a Director of the Company, Paul F. Walter, M.D. received approximately $2,400 for consulting services rendered to the Company. Such fees represent customary compensation for the services rendered.

    Russell C. Chambers, M.D., a Director of the Company, is engaged as a consultant to the Company. For the fiscal year ended December 31, 1994, the Company paid to Dr. Chambers approximately $6,300 in consulting fees.

    In October 1994, the Marshalled Cherubs Trust loaned the Company $100,000, with interest accruing at the rate of 11% per annum pursuant to a demand note. The note was paid in August, 1995. The beneficiary of the Marshalled Cherubs Trust is the son of Russell C. Chambers, a Director and a Stockholder. Dr. Chambers, however, has no control over the trust or its assets.

                                CERTAIN FILINGS

    Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies of such reports. Based on Company records and other information, the Company believes that its executive officers, Directors, and 10 percent Stockholders timely complied with such filing requirements with respect to the fiscal year ended December 31, 1994, except Lawrence S. Black who sold, through six transactions, 12,000 shares of the Company's Common Stock in December 1994, but inadvertently failed to file the pertinent SEC report until March 1995.

                                   ITEM NO. 2

                 APPROVAL OF THE ADOPTION OF THE 1995 KEY EMPLOYEE
              STOCK OPTION PLAN GRANTING UNQUALIFIED STOCK OPTIONS
               FOR THE PURCHASE OF 29,000 SHARES OF THE COMPANY'S
              COMMON STOCK TO CERTAIN KEY EMPLOYEES OF THE COMPANY

GENERAL

    The Compensation Committee, at a meeting on July 13, 1995, adopted the 1995 Employee Stock Option Plan pursuant to which non-qualified stock options (the "Key Employee Stock Options") covering the purchase of an aggregate of 29,000 shares of Common Stock would be issued to E. P. Marinos, President of the Company, and to Anthony A. Cetrone, President of Micron Products Inc. The consideration received by the Company for the granting of the options is the past service provided to the Company by the option holder, or the option holder's promise of future services to the Company. The purpose of the options is to advance the interest of the Company by providing the key officers with an opportunity to acquire a proprietary interest in the Company and an additional incentive to promote its success. In order to achieve the Company's objectives, the form of Key Employee Stock Option, attached hereto as Exhibit A, has been proposed.

DESCRIPTION OF THE PROPOSED STOCK OPTIONS

    None of the Key Employee Stock Options will be incentive stock options as defined by the Internal Revenue Code. The proposed stock options operate automatically according to their terms. The Board of Directors is responsible for the implementation of the options, but may not exercise any discretion concerning their administration. Subject to the approval of the grant of the options by the Stockholders, E. P. Marinos will receive stock options for 20,000 shares and Anthony A. Cetrone will receive stock options for 9,000 shares. The purchase price of each share of Common Stock covered by an option shall be $3 per share, the fair market value of the Company's Common Stock on the date the Compensation Committee approved the grant of the Key Employee Stock Options.

    The Key Employee Stock Options will become exercisable in four equal installments, with the first installment exercisable immediately. The remaining three installments will become exercisable annually on the anniversary date of the grant. Under certain circumstances, unvested Key Employee Stock Options may become exercisable immediately upon the occurrence of the following events: (i) a merger or consolidation of the Company with or into another company as a result of which the Company is not the surviving company; (ii) the sale by the Company of substantially all of its assets; (iii) the spin-off of substantial assets or a subsidiary of the Company in a distribution to shareholders of the Company; (iv) the sale of a subsidiary contributing revenue in excess of 25% of the net revenue of the Company and consolidated companies or the sale of substantially all of the assets of a subsidiary contributing revenues in excess of 25% of the net revenue of the Company and consolidated companies or the public offering of securities of a subsidiary coupled with a resolution adopted by the Board of Directors resolving to purchase shares of the Company with a substantial portion of the proceeds of such sale or public offering to the Stockholders of the Company; (v) the commencement of a tender offer for more than 50% of the shares of the Common Stock of the Company; (vi) the liquidation or dissolution of the Company; or (vii) the announcement of the acquisition, directly or indirectly, by any person or entity, together with their affiliates and associates, of 35% or more of the Company's then outstanding Common Stock. Exercise of a Key Employee Stock Option requires payment of the option exercise price in cash.

    No Key Employee Stock Option is transferable except upon the death of the option holder. Key Employee Stock Options shall terminate on the earliest of the following dates: (i) on the date on which the option holder ceases to be an employee of the Company or any subsidiary of the Company, unless he ceases to be such employee by reason of death or permanent disability; (ii) one year from the date the option holder ceases to be an employee of the Company or any subsidiary of the Company by reason of termination of employment under circumstances determined by the Board of Directors or the Compensation Committee to be for the convenience of the Company, or by reason of retirement under a retirement plan at or after normal retirement age or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board of Directors or the Compensation Committee or the period from the date the option holder ceases to be an employee of the Company or any subsidiary of the Company until September 30, 1998, whichever period is greater;
(iii) one year after the death or permanent disability of the option holder if the option holder dies or becomes permanently disabled while an employee of the Company or any subsidiary of the Company or within the three-month period referred to in
(ii) above; or (iv) ten years from the date on which the Key Employee Stock Option was granted.

FEDERAL INCOME TAX CONSEQUENCES

    In general, the value of a nonqualified stock option is not included in the option holder's income at the time of grant unless the nonqualified stock option has a readily ascertainable fair market value at the date of grant. Only options that are traded on an established market, or in the limited situations where the option has a fair market value that can be measured with reasonable accuracy, have a readily ascertainable fair market value. An option which is not actively traded on an established market will have a readily ascertainable fair market value if: (1) the option is transferable by the option holder; (2) the option is exercisable in full by the option holder; (3) the option or the option stock is not subject to any restrictions which would affect the value of the stock; and
(4) the fair market value of the option privilege is ascertainable. Since the Key Employee Stock Options are not transferable, they will not be taxable at the date of grant. Accordingly, the Key Employee Stock Options will result in compensation income to the employee and a compensation deduction to the Company on the date of the exercise thereof by the employee. This amount is the difference between the exercise price of the Key Employee Stock Option and the fair market value of the stock received on the exercise of the option.

    The foregoing is a summary of the principal federal income tax consequences of transactions under the Key Employee Stock Options. It does not describe all federal tax consequences under the Key Employee Stock Options, nor does it describe state or local tax consequences.

    On October 18, 1995, the market value per share of the Common Stock was $5.625 per share based upon the closing price on the American Stock Exchange.

NEW OPTION BENEFITS

    No options to purchase Common Stock were issued to any person under the 1995 Key Employee Stock Option Plan prior to the 1995 Annual Meeting. The following table identifies the Key Employees and designates the number of shares of Common Stock underlying options that such Key Employees will receive in the fiscal year ending December 31, 1995, if the 1995 Key Employee Stock Option Plan is approved by the Stockholders.

                                                                                   DOLLAR VALUE    NUMBER OF
NAME                                                                                   ($)         UNITS (2)
--------------------------------------------------------------------------------  --------------  -----------
Anthony A. Cetrone..............................................................          --(1)        9,000
E. P. Marinos...................................................................          --(1)       20,000
Key Employee Group..............................................................          --(1)       29,000

------------------------
(1) The Key Employee Stock Options will have an exercise price of $3 per share, the fair market value of a share of the Company's Common Stock on July 13, 1995.

(2) The number of units reflects the number of shares of Common Stock that may be purchased under the Key Employee Stock Options, subject to Stockholder approval of the 1995 Key Employees Stock Option Plan.

RECOMMENDATION AND VOTE

    The affirmative vote of the holders of a majority of the shares of Common Stock present (whether in person or by proxy) and entitled to vote is required for approval of the adoption of the 1995 Key Employee Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1995 KEY EMPLOYEE STOCK OPTION PLAN AND YOUR PROXY WILL BE SO VOTED, UNLESS YOU SPECIFY OTHERWISE.

                                   ITEM NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Coopers & Lybrand, L.L.P. has examined the financial statements of the Company since 1987. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the Company of that firm as independent accountants to examine the financial statements and the books and records of the Company for the year ending December 31, 1995. Such appointment was made upon the recommendation of the Audit Committee. The Company has been advised by Coopers & Lybrand, L.L.P. that neither the firm nor any member thereof has any direct financial interest or any material indirect interest in the Company and, during at least the past three years, neither such firm nor any member thereof has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

    Representatives of such firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from Stockholders.

    If the Stockholders do not ratify the selection of Coopers & Lybrand, L.L.P., the selection of independent accountants will be reconsidered by the Board of Directors.

RECOMMENDATION AND VOTE

    The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting (whether in person or by proxy) and entitled to vote is required for the ratification of the appointment of independent accountants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P. AS INDEPENDENT ACCOUNTANTS TO EXAMINE THE FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF THE COMPANY FOR FISCAL YEAR 1995 AND YOUR PROXY WILL BE SO VOTED, UNLESS YOU SPECIFY OTHERWISE.

               STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

    Stockholders are entitled to submit proposals on matters appropriate for Stockholder action consistent with regulations of the Securities and Exchange Commission. Should a Stockholder intend to present a proposal at the 1996 Annual Meeting, it must be received by the Secretary of the Company (5910 Courtyard Drive, Suite 300, Austin, Texas 78731) not later than June 30, 1996 and must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their judgment on such matters.

    No  person  is  authorized   to  give  any  information   or  to  make   any
representation other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

    Copies of the Company's 1994 Annual Report on Form 10-K have previously been sent to all Stockholders. Additional copies will be furnished without charge to Stockholders upon written request. All written requests should be directed to Arrhythmia Research Technology, Inc., Secretary, 5910 Courtyard Drive, Suite 300, Austin, Texas 78731.

                                                                       EXHIBIT A

 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND
  UNTIL THEY ARE FIRST REGISTERED UNDER SUCH ACT AND ALL RULES AND REGULATIONS
    RELATING TO THE SALE, TRANSFER OR OTHER DISPOSITION THEREUNDER HAVE BEEN COMPLIED WITH OR UNLESS AND UNTIL COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE
    RENDERED AN OPINION SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH
                         REGISTRATION IS NOT REQUIRED.
                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                             A DELAWARE CORPORATION
                                  STOCK OPTION
            OPTION TO PURCHASE THE COMMON STOCK AS HEREIN DESCRIBED
                           DATED AS OF JULY 13, 1995
                            ------------------------

                    This certifies that, for value received:
                              NAME: E. P. Marinos
         ADDRESS: 5910 Courtyard Drive, Suite 300, Austin, Texas 78731

(herein called "Optionholder"), is entitled to purchase from Arrhythmia Research Technology, Inc. (herein called the "Company"), having its principal place of business at 5910 Courtyard Drive, Suite 300, Austin, Texas 7831, at the price of $3.00 per share, 20,000 shares of the Common Stock of the Company.

    As used in this option, the following terms shall have the meanings indicated:

        A. Act means the Securities Act of 1933, as amended.

        B. Common Stock means the equity securities of the Company known as common stock, of which 10,000,000 shares have been authorized and of which 3,581,077 shares were outstanding as of the date of this option.

        C. Option price means the price of THREE AND NO/100 DOLLARS ($3.00) per share.

    1. EXERCISE OF OPTION. The purchase rights represented by this option may be exercised by the Optionholder or its duly authorized attorney or representative only if the Optionholder remains an employee of the Company. The Optionholder may exercise purchase rights for 5,000 shares of the Company's Common Stock on or after November 27, 1995, at 5:00 p.m. Central Time; 5,000 shares of the Company's Common Stock on or after July 13, 1996, at 5:00 p.m. Central Time; 5,000 shares of the Company's Common Stock on or after July 13, 1997, at 5:00 p.m. Central time; and 5,000 shares of the Company's Common Stock on or after July 13, 1998, at 5:00 p.m. Central Time. The Company agrees that the Optionholder shall be deemed the record owner of such shares as of the close of business on the date on which this option shall have been presented and payment has been made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the Optionholder within a reasonable time, not exceeding thirty (30) days, after the rights represented by this option have been duly exercised. This option may be exercised in whole or in part, at the discretion of the Optionholder.

    2.    TERMINATION.   This  Option shall  terminate  on the  earliest  of the
following dates:

        (A) On the date on which the Optionholder ceases to be an employee of the Company or any subsidiary of the Company, unless he ceases to be such employee by reason of death or permanent disability or in a manner described in (C) below;

        (B) One year from the date the Optionholder ceases to be an employee of the Company or any subsidiary of the Company by reason of termination of employment under circumstances determined by the Board of Directors or the Compensation Committee to be for the convenience of the Company, or by reason of retirement under a retirement plan of the Company or any subsidiary of the Company at or after normal retirement age or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board of Directors or the Compensation Committee or the period from the date the Optionholder ceases to be an employee of the Company or any subsidiary of the Company until September 30, 1998, whichever period is greater;

        (C) One year after the death or permanent disability of the Optionholder if the Optionholder dies or becomes permanently disabled while an employee of the Company or any subsidiary of the Company or within the period referred to in (B) above; or

        (D) Ten years from the date on which this option was granted.

In the event the Optionholder shall intentionally commit an act materially inimical to the interests of the Company or a subsidiary of the Company, and the Board of Directors or the Compensation Committee shall so find, this Option shall terminate at the time of such act, notwithstanding any other provision of this Agreement. Nothing contained herein shall limit whatever right the Company might otherwise have to terminate the employment of the Optionholder.

    3. ADJUSTMENTS. In case, prior to the expiration of this Option by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then in either of such cases, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to this Option shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to this Option shall be proportionately decreased. If the Company shall, at any time, during the life of this Option, declare a dividend payable in cash on its Common Stock and shall, at substantially the same time, offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Option, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in common stock to the extent that shares of Common Stock are usable upon conversion thereof.

    4. EXCHANGE, DIVISION OR COMBINATION. Subject to the provisions hereinafter set forth, this Option is exchangeable at the option of the Optionholder at the principal office of the Company for other Options of different denominations entitling the Optionholder to purchase the aggregate number of shares of Common Stock as are purchasable thereunder; and this Option may be divided or combined with other Options which carry the same rights. In either case, any alteration will be made upon presentation at the principal office of the Company, of the Options, together with a written notice, signed by the Optionholder, or its authorized representative, specifying the names and denominations in which any new Options are to be issued, and the payment or any transfer tax due in connection therewith.

    5. OPTION PRICE. A share of Common Stock may be purchased pursuant to this Option, at the option price of THREE AND NO/100 DOLLARS ($3.00) per share.

    6.   CERTAIN  COVENANTS OF  THE COMPANY.   The Company  agrees and covenants
that:

        A. During the period within which the rights represented by this Option may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock, upon the exercise of this Option, the number of shares of Common Stock deliverable upon the exercise of this Option. If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the exercise of this Option, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose; and the Company shall have analogous obligations with respect to any other securities or property issuable upon the exercise of this Option; and

        B. All Common Stock which may be issued upon the exercise of the rights represented by this Option will upon issuance be validly issued, fully paid, non-assessable, and free from all taxes, liens, and charges with respect to the issuance thereof; and

        C. All original issue taxes payable in respect of the issuance of shares upon the exercise of the rights represented by this Option shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Option; and

        D. The Company will not, by amendment of its articles of incorporation, or through reorganization, consolidation, merger, dissolution, issuance of capital stock, or sale of treasury stock (otherwise than upon exercise of this Option) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations, or conditions in this Option to be observed or performed by the Company, but will at all times in good faith assist, insofar as it is able, in carrying out all of the provisions of this Option.

    7. VOTING AND OTHER RIGHTS. Until exercised, this Option shall not entitle the Optionholder to any voting or other rights as a shareholder of the Company.

    8. EXTENT OF EXERCISABILITY. Upon written notice of the Optionholders (which the Company is obligated to give forthwith upon the occurrence of an event set forth below), the entire number of shares then subject to Options granted pursuant to this stock option shall become immediately exercisable in the event of:

        A. Approval by the Board of Directors of the Company of a merger or consolidation of the Company with, or into, another company as a result of which the Company is not the surviving company (other than in a merger or consolidation with a subsidiary which effects a mere change in the form or domicile of the Company without changing the respective shareholdings of the shareholders of the Company), provided that such Options are exercised before the effective date of such merger or consolidation;

        B. Approval by the Board of Directors of the Company of the sale by the Company of all or substantially all of its assets, provided that the Options are exercised before the date the same is consummated;

        C. Approval by the Board of Directors of the Company of the spin-off of substantial assets or a subsidiary of the Company in a distribution to the shareholders of the Company, provided that the Options are exercised prior to the record date for determining shareholders of the Company entitled to participate in the spin-off;

        D. Approval by the Board of Directors of the Company of (i) the sale of a subsidiary contributing revenue in excess of 25% of the net revenue of the Company and consolidated companies, (ii) the sale of substantially all of the assets of a subsidiary contributing revenues in excess of 25% of net revenue of the Company and consolidated companies, or (iii) the public offering of securities of a subsidiary coupled with a resolution adopted by the Board of Directors within 12 months of the close of any such sale or public offering resolving to purchase shares of the Company with a substantial portion of the proceeds of such sale or public offering to the shareholders of the Company (as used herein, substantial means 50% or more of the proceeds), provided that the Options are exercised within 21 days of the adoption of a resolution authorizing the purchase of shares of the Company or prior to the record date for determining shareholders of the Company entitled to participate in a distribution to shareholders, as applicable, respectively;

        E. The commencement of a tender offer for more than 50% of the shares of the Common Stock of the company;

        F. Approval by the Board of Directors of the Company of the liquidation or dissolution of the Company, provided that the Options are exercised before the effective date of such liquidation or dissolution; or

        G. The public announcement of the acquisition, directly or indirectly, after the date hereof by any individual, corporation, partnership or other "person" or group of "persons" or entities together with its or their "Affiliates" and "Associates" (as those terms are defined in Rules 13d-3 and 14-1(b)(4) of the Securities Exchange Act of 1934) or 35% or more of the Company's then outstanding Common Stock.

    The Options shall cease and terminate as to any shares not exercised before the end of the periods specified in subsections (A), (B), (C), and (F), respectively.

    10. LOSS, THEFT, DESTRUCTION OR MUTILATION. If this Option is lost, stolen, mutilated, or destroyed, the Company shall, upon such terms as the Company shall reasonably impose, including a requirement that the Optionholder obtain a bond, issue a new Option of like denomination, tenor, and date. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Option shall be at any time enforceable by anyone.

    11. SUBSTITUTED OPTIONS. Any Option issued pursuant to the provisions of the preceding section, or upon exchange, division, or partial exercise of this Option or combination thereof with another Option or Options shall set forth each provision set forth in this agreement, as each such provision is set forth herein, and shall be duly executed on behalf of the Company by an authorized officer.

    12. EFFECT OF SURRENDER. Upon surrender of this Option for exchange, or upon the exercise hereof, this Option shall be canceled by the Company and shall not be reissued by the Company, except as otherwise provided for herein. Any new option certificates shall be issued promptly but no later than seven days after receipt of the old option certificates.

    13.   PERSONS BOUND.   This  Option shall  inure to  the benefit  of and  be
binding upon the Optionholder, the Company, and the Company's successors and assigns.

    14. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally, telefaxed, or within two days after mailing when mailed by certified or registered mail to the Company or Optionholder, at the address of such party as hereinafter set forth, or amended by written notice from either the Company or the Optionholder.

To the Company:       5910 Courtyard Drive, Suite 300, Austin, Texas 78731
To the Optionholder:  59190 Courtyard Drive, Suite 300, Austin, Texas 78731

    15. GOVERNING LAW. The validity, interpretation, and performance of this Option and the terms and provisions hereof shall be governed by the laws of the State of Delaware.

    IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS OPTION TO BE DULY EXECUTED EFFECTIVE AS OF THE 13TH DAY OF JULY, 1995, BY ITS CHAIRMAN.

                                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

                                      By: ______________________________________

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR STOCKHOLDERS MEETING ON NOVEMBER 27, 1995

    The undersigned hereby appoints William E. Cooper and James J. Caruso and each or either of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned in all matters coming before the 1995 Annual Meeting of Stockholders of Arrhythmia Research Technology, Inc. to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, New York on Monday, November 27, 1995 at 2:30 p.m. local time, and any adjournment thereof, and to vote as follows:

1.  ELECTION OF DIRECTORS:

    Nominees: E. P. Marinos and Julius Tabin.
    / / VOTE FOR all nominees listed above, except withhold from following nominees (if any): ____________________________________________________

                                       OR
                 / /  VOTE WITHHELD from all nominees listed above.

2.  APPROVAL OF THE 1995 KEY EMPLOYEE STOCK OPTION PLAN

             / /  VOTE FOR      / /  VOTE AGAINST      / /  ABSTAIN

3.  APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P.

             / /  VOTE FOR      / /  VOTE AGAINST      / /  ABSTAIN

4.  OTHER MATTERS

    In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AND WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT, FOR ITEMS 2 AND 3.

                   PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                                       PLEASE SIGN AND DATE:
                                       Dated: ____________________________, 1995
                                       _______________________________ Signature
                                       _______________________________ Signature

                                       (Joint Owners Should Each Sign,
                                       Attorneys-in-Fact, Executors,
                                       Administrators, Custodians, Partners or
                                       Corporate Officers Should Give Their Full
                                       Title.)

                    PLEASE DATE, SIGN AND RETURN THIS PROXY
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES